UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  09/07/2005

Wells Real Estate Investment Trust II, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-51262

MD	20-0068852
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

6200 The Corners Parkway
Norcross, GA 30092-3365
(Address of Principal Executive Offices, Including Zip Code)

770-449-7800
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 8.01.    Other Events

On September 7, 2005, the board of directors of Wells Real Estate Investment Trust II, Inc. (the "Registrant") declared dividends for the fourth quarter of 2005 in the amount of $0.001649 (0.1649 cents) per day per share on the outstanding shares of common stock payable to stockholders of record of such shares as shown on the books of the Registrant at the close of business on each day during the period, commencing on September 16, 2005, and continuing on each day thereafter through and including December 15, 2005. Such dividends are to be paid on a date during the month of December 2005 as the President of the Registrant may determine.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Wells Real Estate Investment Trust II, Inc.

Date: September 07, 2005.	By:	/s/ Douglas P. Williams
Douglas P. Williams
Executive Vice President